Exhibit 99.1
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-4400
news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. ANNOUNCES PROPOSED SENIOR NOTES OFFERING AND
PROPOSED NEW SENIOR SECURED CREDIT FACILITY
WINSTON-SALEM, N.C. (Nov. 30, 2009) — Hanesbrands Inc. (NYSE: HBI) today announced that it plans to commence a public offering of $500 million of senior notes pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission and that it intends to amend and restate its existing senior secured credit facility to provide for a proposed $1.15 billion in new senior secured credit facilities.
Hanesbrands intends to simultaneously use the net proceeds from the notes offering together with borrowings from the proposed new senior secured credit facilities to refinance all or a portion of its outstanding debt under its existing senior secured credit facility and repay all of its outstanding debt under its senior secured second-lien credit facility, as well as to pay fees and expenses related to these transactions.
The exact terms and timing of the refinancing will depend upon market conditions and other factors.
J.P. Morgan Securities Inc., Banc of America Securities LLC, HSBC Securities (USA) Inc. and Goldman, Sachs & Co. will act as joint book-running managers, and Barclays Capital Inc., RBC Capital Markets Corporation and BB&T Capital Markets will act as co-managers of the notes offering.
The offering is being made solely by means of a prospectus supplement and accompanying prospectus, which has been filed with the SEC. Before investing, the prospectus supplement and accompanying prospectus should be read, as well as other documents the company has filed or will file with the SEC for more complete information about Hanesbrands and this offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the company, any underwriter or any dealer participating in the offering will arrange to send the prospectus relating to the offering if requested by calling J.P. Morgan Securities Inc. at (800) 245-8812, Banc of America Securities LLC at (800) 294-1322, HSBC Securities (USA) Inc. at (866) 811-8049 or Goldman, Sachs & Co. at (866) 471-2526.

Hanesbrands Inc. Announces Proposed Senior Notes Offering and Proposed New Senior Secured Credit Facility — Page 2
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of everyday apparel essentials under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there and Wonderbra. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 45,000 employees in more than 25 countries.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the proposed offering of securities and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this report and are based on Hanesbrands’ current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the risks identified from time to time in Hanesbrands’ most recent Securities and Exchange Commission reports, including the 2008 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Hanesbrands undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.
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